Exhibit 99.1

Lifeloc Reports Second Quarter 2020 Results

WHEAT RIDGE, Colo., August 13, 2020 -- Lifeloc Technologies, Inc. (OTC: LCTC), a global leader in the development and manufacturing of breath alcohol and drug testing devices, has announced financial results for the second quarter and for the six months ended June 30, 2020.

Second Quarter Financial Highlights

Lifeloc posted quarterly net revenue of $1.320 million resulting in a quarterly net loss of $350 thousand, or $(0.14) per diluted share. These results compare to net revenue of $2.338 million and net income of $219 thousand, or $0.09 per diluted share, in the second quarter of 2019. Revenue for the current quarter declined 44% versus the second quarter last year. Net revenue of $3,338 million and a net loss of $515 thousand, or $0.20 per diluted share, compare to net revenue of $4.406 million and net income of $250 thousand, or $0.10 per diluted share, for the same six months of 2019.

This sales decline and the resulting loss are primarily a result of the global Covid-19 pandemic. Travel bans, governmental orders, and social distancing guidelines continue to force severe contractions in demand in both domestic and international markets. As an essential part of transportation and public safety, Lifeloc has continued operations during this time. To encourage demand and assure users of the safety of Lifeloc brand breath alcohol testers, we commissioned an independent laboratory study to assess the risk of viral cross contamination between users. As previously reported, this study showed no risk of viral cross contamination between users of Lifeloc brand breath alcohol testers.

We have implemented structural cost savings throughout the company. Lifeloc is complying with all currently published SBA guidance on loan forgiveness, and we are hopeful that the Paycheck Protection loan obtained in May of $465 thousand will be forgiven.

Current market conditions do not change our vision that Lifeloc is becoming the world’s leading provider of real-time alcohol and drug abuse detection and monitoring equipment. In fact, current conditions highlight the urgency of achieving this vision. We continue to invest strongly in product development, and are currently focused on R.A.D.A.R. and SpinDx, which we expect to significantly impact performance.

Our new breath alcohol testers, the LX9 and LT7 have been released and are on the U.S. Department of Transportation Conforming Products List, are starting to find adoption both domestically and internationally. With highly flexible configuration, multiple language capability and a wide temperature use range, these breathalyzers are expected to facilitate future sales growth. Additionally, our Easycal® G2 has broadened our automated calibration capability and is compatible with our existing installed base of professional breathalyzers as well as the new LX9 and LT7. The G2 model also includes RFID (Radio Frequency Identification) reading of calibration standard data, which further automates the calibration process.

Likewise, the R.A.D.A.R.® (Real-time Alcohol Detection and Reporting) model 200 has been released to manufacturing and is in final testing. This new model has updated communication, improved GPS accuracy and mechanical reliability. These devices have alcohol monitoring capability and onboard biometrics that automatically verify the identity of the test subject and are intended as a tool for supervising offenders. This alternative to incarceration represents a critical step in moving our business towards a recurring monitoring revenue model and is expected to contribute to an increase in revenue and earnings this year and in the future.

Our SpinDx-based marijuana breathalyzer remains a key product of interest in attempts to address the broadening legalization of marijuana. Legalization and decriminalization of marijuana only increases the need for a rapid, quantitative roadside test to identify drivers under the influence of marijuana. The ability of our technology to detect delta-9-THC down to a concentration of 5 nanograms per milliliter and to collect a testable sample from a vapor stream has been demonstrated in our laboratories, and we continue the development work needed to convert this technology into a simple-to-operate device that is suitable for roadside testing. Detection of THC is accomplished through the SpinDx technology, licensed exclusively by Lifeloc Technologies for drugs of abuse from Sandia National Laboratory. We are targeting the end of 2021 for the first product release from this platform.

“COVID-19 and the impact of this pandemic dominate the current business environment,” said CEO Dr. Wayne Willkomm. “But we remain committed to accomplishing our vision of growing the monitoring portion of our business and developing products for real-time drug testing. The Lifeloc board of directors endorses our commitment to research and development, even if losses persist until the release of the SpinDx and marijuana breathalyzer products.”

About Lifeloc Technologies

Lifeloc Technologies, Inc. (OTC: LCTC) is a trusted U.S. manufacturer of evidential breath alcohol testers and related training and supplies for Workplace, Law Enforcement, Corrections and International customers. Lifeloc stock trades over-the-counter under the symbol LCTC. We are a fully reporting Company with our SEC filings available on our web site, www.lifeloc.com/investor.

Forward Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which involve substantial risks and uncertainties that may cause actual results to differ materially from those indicated by the forward-looking statements. All forward-looking statements expressed or implied in this press release, including statements about our strategies, expectations about new and existing products, market demand, acceptance of new and existing products, technologies and opportunities, market size and growth, and return on investments in products and market, are based on information available to us on the date of this document, and we assume no obligation to update such forward-looking statements. Investors are strongly encouraged to review the section titled “Risk Factors” in our SEC filings.

Easycal® and R.A.D.A.R.® are registered trademarks of Lifeloc Technologies, Inc.

SpinDx™ is a trademark of Sandia Corporation.

Kristie LaRose
Lifeloc Technologies, Inc.
http://www.lifeloc.com
(303) 431-9500

LIFELOC TECHNOLOGIES, INC.

Condensed Balance Sheets

ASSETS
	June 30,
	2020	December 31,
CURRENT ASSETS:	(Unaudited)	2019
Cash	$2,625,098	$3,185,996
Accounts receivable, net	539,672	641,239
Inventories, net	2,430,448	1,986,299
Income taxes receivable	153,557	6,750
Prepaid expenses and other	107,777	18,857
Total current assets	5,856,552	5,839,141

PROPERTY AND EQUIPMENT, at cost:
Land	317,932	317,932
Building	1,928,795	1,928,795
Real-time Alcohol Detection And Recognition equipment and software	569,448	569,448
Production equipment, software and space modifications	976,621	976,621
Training courses	432,375	432,375
Office equipment, software and space modifications	218,074	208,986
Sales and marketing equipment and space modifications	232,600	232,600
Research and development equipment, software and space modifications	172,429	172,429
Less accumulated depreciation	(2,144,016)	(1,959,541)
Total property and equipment, net	2,704,258	2,879,645

OTHER ASSETS:
Patents, net	157,619	145,323
Deposits and other	132,850	74,027
Deferred taxes	98,174	86,658
Total other assets	388,643	306,008

Total assets	$8,949,453	$9,024,794

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$358,482	$261,798
Term loan payable, current portion	45,966	44,879
Paycheck Protection loan payable	465,097	—
Customer deposits	166,080	214,031
Accrued expenses	210,484	290,458
Deferred revenue, current portion	44,409	45,874
Reserve for warranty expense	45,000	45,000
Total current liabilities	1,335,518	902,040

TERM LOAN PAYABLE, net of current portion and
debt issuance costs	1,301,023	1,324,467

DEFERRED REVENUE, net of current portion	3,166	6,066
Total liabilities	2,639,707	2,232,573

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
Common stock, no par value; 50,000,000 shares
authorized, 2,454,116 shares outstanding	4,635,727	4,603,304
Retained earnings	1,674,019	2,188,917
Total stockholders' equity	6,309,746	6,792,221

Total liabilities and stockholders' equity	$8,949,453	$9,024,794

LIFELOC TECHNOLOGIES, INC.

Condensed Statements of Income (Unaudited)

	Three Months Ended June 30,
REVENUES:	2020	2019
Product sales	$1,265,698	$2,166,634
Royalties	32,851	150,146
Rental income	21,489	20,942
Total	1,320,038	2,337,722

COST OF SALES	991,969	1,182,588

GROSS PROFIT	328,069	1,155,134

OPERATING EXPENSES:
Research and development	182,485	243,369
Sales and marketing	274,780	315,539
General and administrative	324,041	295,618
Total	781,306	854,526

OPERATING INCOME (LOSS)	(453,237)	300,608

OTHER INCOME (EXPENSE):
Interest income	3,242	7,850
Interest expense	(14,016)	(14,468)
Total	(10,774)	(6,618)

NET INCOME (LOSS) BEFORE PROVISION FOR TAXES	(464,011)	293,990

BENEFIT FROM (PROVISION FOR) FEDERAL AND STATE INCOME TAXES	114,419	(75,270)

NET INCOME (LOSS)	$(349,592)	$218,720

NET INCOME (LOSS)PER SHARE, BASIC	$(0.14)	$0.09

NET INCOME (LOSS) PER SHARE, DILUTED	$(0.14)	$0.09

WEIGHTED AVERAGE SHARES, BASIC	2,454,116	2,454,116

WEIGHTED AVERAGE SHARES, DILUTED	2,454,116	2,454,116

LIFELOC TECHNOLOGIES, INC.

Condensed Statements of Income (Unaudited)

	Six Months Ended June 30,
REVENUES:	2020	2019
Product sales	$3,203,564	$4,136,735
Royalties	92,132	222,984
Rental income	42,678	46,764
Total	3,338,374	4,406,483

COST OF SALES	2,232,229	2,319,147

GROSS PROFIT	1,106,145	2,087,336

OPERATING EXPENSES:
Research and development	479,382	489,168
Sales and marketing	601,344	631,922
General and administrative	680,928	620,793
Total	1,761,654	1,741,883

OPERATING INCOME (LOSS)	(655,509)	345,453

OTHER INCOME (EXPENSE):
Interest income	10,418	17,272
Interest expense	(28,147)	(28,891)
Total	(17,729)	(11,619)

NET INCOME (LOSS) BEFORE PROVISION FOR TAXES	(673,238)	333,834

BENEFIT FROM (PROVISION FOR) FEDERAL AND STATE INCOME TAXES	158,340	(84,150)

NET INCOME (LOSS)	$(514,898)	$249,684

NET INCOME (LOSS) PER SHARE, BASIC	$(0.20)	$0.10

NET INCOME (LOSS) PER SHARE, DILUTED	$(0.20)	$0.10

WEIGHTED AVERAGE SHARES, BASIC	2,454,116	2,454,116

WEIGHTED AVERAGE SHARES, DILUTED	2,454,116	2,454,116

Lifeloc Technologies, Inc.

Condensed Statements of Stockholders' Equity

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Total shareholders' equity, beginning balances	$6,659,026	$6,193,863	$6,792,221	$6,160,737

Common stock (no shares issued during periods):
Beginning balances	4,635,415	4,599,808	4,603,304	4,597,646
Stock based compensation expense related
to stock options	312	1,059	32,423	3,221
Ending balances	4,635,727	4,600,867	4,635,727	4,600,867

Retained earnings:
Beginning balances	2,023,611	1,594,055	2,188,917	1,563,091
Net income (loss)	(349,592)	218,720	(514,898)	249,684
Ending balances	1,674,019	1,812,775	1,674,019	1,812,775

Total shareholders' equity, ending balances	$6,309,746	$6,413,642	$6,309,746	$6,413,642

LIFELOC TECHNOLOGIES, INC.

Condensed Statements of Cash Flows (Unaudited)

	Six Months Ended June 30,
CASH FLOWS FROM OPERATING ACTIVITIES:	2020	2019
Net income (loss)	$(514,898)	$249,684
Adjustments to reconcile net income (loss) to net cash
provided by (used in) operating activities-
Depreciation and amortization	191,493	207,725
Provision for doubtful accounts, net change	5,000	—
Provision for inventory obsolescence, net change	42,265	7,500
Deferred taxes, net change	(11,516)	(7,616)
Stock based compensation expense related to
stock options	32,423	3,221
Changes in operating assets and liabilities-
Accounts receivable	96,567	(230,626)
Inventories	(486,414)	(662,940)
Income taxes receivable	(146,807)	90,629
Prepaid expenses and other	(88,920)	(94,426)
Deposits and other	(58,823)	62,883
Accounts payable	96,684	109,760
Customer deposits	(47,951)	120,330
Accrued expenses	(79,974)	24,770
Deferred revenue	(4,365)	16,657
Net cash (used in)
operating activities	(975,236)	(102,449)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(9,088)	(128,614)
Patent filing expense	(18,772)	—
Net cash (used in) investing activities	(27,860)	(128,614)

CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments made on term loan	(22,899)	(22,156)
Proceeds from Paycheck Protection loan	465,097	—
Net cash provided from (used in)
financing activities	442,198	(22,156)

NET (DECREASE) IN CASH	(560,898)	(253,219)

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	3,185,996	2,788,327

CASH AND CASH EQUIVALENTS, END OF PERIOD	$2,625,098	$2,535,108

SUPPLEMENTAL INFORMATION:
Cash paid for interest	$27,605	$28,349

Cash paid for income tax	$20,063	$—